CUSIP NO. 55003A 10 8	13 G	Exhibit 99.1

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Lulu’s Fashion Lounge Holdings, Inc. is filed on behalf of each of us.

Dated: February 14, 2022

INSTITUTIONAL VENTURE PARTNERS XV, L.P.

INSTITUTIONAL VENTURE PARTNERS XV EXECUTIVE FUND, L.P.

By:	Institutional Venture Management XV, LLC
Its:	General Partner

By:	/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact

INSTITUTIONAL VENTURE MANAGEMENT XV, LLC

By:	/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact

INSTITUTIONAL VENTURE PARTNERS XVI, L.P.

By:	Institutional Venture Management XVI, LLC
Its:	General Partner

By:	/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact

INSTITUTIONAL VENTURE MANAGEMENT XVI, LLC

By:	/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact

/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact for Todd C. Chaffee

/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact for Norman A. Fogelsong

/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact for Stephen J. Harrick

/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact for J. Sanford Miller

/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact for Dennis B. Phelps

/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact for Eric Liaw

/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact for Somesh Dash

/s/ Tracy Hogan
Tracy Hogan, Attorney-in-Fact for Jules A. Maltz

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